QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.30

COMPUTERSHARE INVESTOR SERVICES PLC

Samsonite Corporation

AGREEMENT FOR THE PROVISION OF DEPOSITARY
SERVICES and CUSTODY SERVICES IN RESPECT OF
SAMSONITE CORPORATION DEPOSITARY INTERESTS

i

3.	LIABILITY AND THIRD PARTY RIGHTS	23
4.	LAW APPLICABLE TO THE CLAUSES	23
5.	RESOLUTION OF DISPUTES WITH DATA SUBJECTS OR THE AUTHORITY	23
6.	TERMINATION	24
7.	VARIATION OF THESE CLAUSES	24
8.	DESCRIPTION OF THE TRANSFER	25
SCHEDULE 7: LEGAL OPINION OF COUNSEL TO CLIENT		30

ii

        THIS AGREEMENT is made on [    •    insert day] day of [    •    insert month] 2007

  BETWEEN:

(1)
Computershare Investor Services PLC a company registered in England & Wales under company number 3498808 and whose registered office is at The Pavilions, Bridgwater Road, Bristol BS13 8AE ("Computershare");

  AND

(2)
Samsonite Corporation, a company incorporated in the State of Delaware under the Delaware General Corporation Law and whose registered office is at c/o Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808, United States (the "Client").

WHEREAS:

  (A)
  The Regulations and the CREST Manual do not provide for the direct holding and settlement of foreign securities by participants in CREST;

  (B)
  Computershare, in its capacity as Depositary, has determined to constitute and issue from time to time the Depositary Interests, with a view to facilitating the indirect holding of, and settlement of transactions in, Samsonite Corporation Securities by participants in CREST in accordance with the arrangements described in the CREST Manual;

  (C)
  Computershare has executed a Deed poll dated [    •    insert date] to give effect to its rights and obligations as Depositary;

  (D)
  Title to the Depositary Interests shall be evidenced only by entry on the Depositary Interests Register and may be transferred only in uncertificated form by means of the CREST system;

  (E)
  Computershare and the Client have agreed that Computershare shall provide the Client with services as Depositary in accordance with the provisions of the Deed and on the terms set out in this Agreement;

  (F)
  Computershare has agreed to appoint as its nominee a subsidiary of Computershare to act as custodian for Deposited Property in accordance with the provisions of the Deed and on the terms set out in this Agreement;

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1
In this Agreement, the following words and phrases shall bear the following meanings unless the context indicates otherwise:

  "Applicable Legislation" means the Financial Services and Markets Act 2000, the CREST Regulations, the CREST Manual and the CREST International Manual;

  "Annual Increase" means the percentage increase in the rate of fees payable by the Client to be applied annually to the Fees payable under Clause 5 on each anniversary of the Commencement Date;

  "Business Day" means a day (other than a Saturday, Sunday or public holiday) on which banks in the United Kingdom are open for general non-automated business;

  "Confidential Information" means any information of a confidential nature relating to the business of the Parties, including without limitation, the Fees, details of Computershare's systems, software and hardware, including, for the avoidance of doubt, any interface with the Client's systems, the data and financial information to be held on the Depositary Interests Register relating to the holders of Depositary Interests;

  "Commencement Date" means the date on which Samsonite Corporation's securities are admitted to listing on the Official List of the Financial Services Authority and to trading on the London Stock Exchange's main market for listed securities;

  "CRESTCo" means CRESTCo Limited;

  "CREST International Manual" means the document titled "CREST International Manual" issued by CRESTCo;

  "CREST Manual" means the document entitled "CREST Reference Manual" issued by CRESTCo;

  "CREST Regulations": means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) and such other regulations made under Section 207 of the Companies Act 1989 as are applicable to CRESTCo and/or the CREST Service and are from time to time in force;

  "CREST Registrar" means a Registrar as defined in the CREST Glossary of Terms annexed to the CREST Manual;

  "CREST Requirements" means all requirements of CRESTCo for the time being applicable to Computershare as a CREST Registrar and includes, without limiting the generality of the foregoing, all the obligations, conditions and operating procedures for the time being applicable to Computershare as a CREST Registrar under or by virtue of:

  (i)
  Computershare's agreement with CRESTCo;

  (ii)
  the CREST Rules;

  (iii)
  the CREST Manual;

  (iv)
  any directions for the time being in force given by or for CRESTCo in accordance with the CREST Manual;

  (v)
  the CREST International Manual;

  (vi)
  any directions for the time being in force given by or for CRESTCo in accordance with the CREST International Manual; and/or

  (vii)
  any applicable law or regulation, including the CREST Regulations;

  "CREST Rules" means rules within the meaning of the CREST Regulations and/or the Financial Services and Markets Act 2000 made by CRESTCo;

  "CREST Service" means the system developed and operated by CRESTCo, of which Computershare is a member, for the purpose of enabling companies and other persons to permit the holding of units of securities issued by them in uncertificated form and the transfer by means of the system of title to units of such of those securities as are held in uncertificated form, as well as the payment of dividends in respect of such securities, the making of rights issues and the taking of other corporate actions by participating issuers;

  "Custodian" means Computershare or a subsidiary or third party appointed by Computershare to provide the Custody Services;

  "Custody Services" means the safe custody services provided by the Custodian as set out in Schedule 2;

  "Deed" means the Deed poll executed by Computershare on [    •    insert date] relating to the Depositary Interests;

  "Depositary" means Computershare, acting in its capacity as Depositary in relation to the Depositary Services;

  "Depositary Interest" means the Samsonite Corporation Depositary Interests issued by the Depositary in the ratio of one for one in respect of each Samsonite Corporation Security deposited with the Depositary for conversion to a Depositary Interest;

  "Depositary Interest Register" means the register of Depositary Interests maintained by the Depositary constituting the record of Holders from time to time of the Depositary Interests;

  "Depositary Services" means the services to be rendered by the Depositary as more fully described in Schedule 1;

  "Deposited Property" means in relation to any class of Samsonite Corporation securities, the Deposited Samsonite Corporation Securities and all and any rights and other securities, property and cash for the time being held by or for the Custodian or the Depositary and attributable to the Deposited Samsonite Corporation Securities;

  "Deposited Samsonite Corporation Securities" means Samsonite Corporation Securities of a particular class or entitlements thereto from time to time credited to an account of the Custodian on behalf of the Depositary in the Share Register which are to be held under the terms of the Deed and in respect of which Depositary Interests of a series representing that class of Samsonite Corporation Securities shall be issued pursuant to the terms of the Deed;

  "Fees" means the fees from time to time payable by the Client to Computershare under this Agreement (including disbursements and out of pocket expenses) as set out in Schedule 3 to this Agreement;

  "Intellectual Property Rights" means all vested contingent and future intellectual property rights including but not limited to copyright, trademarks, service marks, design rights (whether registered or unregistered), patents, know-how, trade secrets, inventions, get-up, database rights and any applications for the protection or registration or these rights and all renewals and extensions thereof existing in any part of the world whether now known or in the future created to which either party may be entitled;

  "Loss" means any damages, loss, costs, claims or expenses (including any indirect, special or consequential damages, loss costs, claims or expenses of any kind);

  "Parties" means collectively the Client and Computershare;

  "Personal Data" means personal data as defined from time to time in the Data Protection Act 1988;

  "Services" means collectively the Depositary Services and the Custody Services to be provided by under the terms of this Agreement;

  "Share Register" means the register of holders of the Client's shares to be maintained in the United States by the Client's share registrar;

  "Term" means the period of time during which this Agreement is in effect as the same is more particularly described in Clause 2.3 of the Agreement;

  "VAT" means any value added tax or similar tax or duty which may be payable by the Client in respect of the Fees;

1.2
Unless the context otherwise requires, all references to any statute, statutory provision, rule, regulation or any requirement shall be construed as including references to any modification, consolidation or re-enactment of the provision in question for the time being in force.

1.3
Unless otherwise stated, a reference to a Clause, sub-clause, or Schedule (including part of a Schedule) is a reference to a clause, sub-clause, or schedule (or any part) to this Agreement. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.4
Clause headings are for ease of reference only and do not affect the construction of this Agreement.

1.5
Except where the context otherwise requires, words denoting the singular include the plural and vice versa.

2.     APPOINTMENT AND TERM

2.1
The Client appoints Computershare to act on its behalf as Depositary and Custodian with effect from the Commencement Date.

2.2
The Client appoints Computershare to act on its behalf as registrar in respect of the Depositary Interests with effect from the Commencement Date.

2.3
Subject to earlier termination under Clause 14 of this Agreement, the appointment of Computershare shall continue for a fixed term of 3 years and thereafter until terminated by either party giving to the other not less than 6 months' notice.

3.     THE SERVICES

3.1
Computershare shall provide the Depositary Services and the Custody Services with reasonable skill and care, and in accordance with the requirements from time to time of the Applicable Legislation. For the avoidance of doubt, Computershare shall have no obligation to perform any functions in respect of the maintenance of the Share Register.

3.2
Computershare will provide and maintain as necessary all facilities, equipment, telephone lines and staff reasonably required to provide the Services.

4.     DUTIES OF THE CLIENT

4.1
The Client shall:

4.1.1
provide all information, data and documentation reasonably required by Computershare to properly carry out the Depositary Services and the Custody Services, including (to the extent available to the Client) information, which concerns or relates to Computershare's obligations under this Agreement.

4.1.2
ensure that all information, data and documentation provided by it to Computershare is accurate and complete;

4.1.3
promptly provide any other information and assistance reasonably requested by Computershare in connection with this Agreement;

4.2
The Client acknowledges that it shall be its responsibility and undertakes to advise Computershare in a timely manner of any securities laws or other laws, rules or regulations in the United States that are applicable to any corporate transaction or action occurring after the Client's listing on the Official List of the Financial Services Authority and admission to trading on the London Stock Exchange, that Client may undertake, including, without limitation, stock dividends, rights offerings and other offerings relating to the Deposited Samsonite Corporation Securities and any events that may require Computershare not to issue, transfer or cancel Depositary Interests pursuant to this Agreement.

4.3
Computershare shall have received a legal opinion in the form attached as Schedule 7 (the "Legal Opinion") on or before the date of this Agreement.

4.4
The Client shall give Computershare as much advance notice as possible of any prospective or actual changes to its business during the term of this Agreement which would have a material effect on the content of the Legal Opinion.

4.5
In respect of the Depositary Interests Register, Computershare shall (if applicable) promptly file with CRESTCo details of Computershare's address as being that at which the Depositary Interests Register is maintained and promptly notify CRESTCo accordingly upon termination of this Agreement.

5.     FEES AND EXPENSES

5.1
The Client shall pay Computershare the Fees in respect of the Services provided by Computershare, monthly within 30 days of the date of Computershare's invoice.

5.2
Computershare may, on each anniversary of the Commencement Date, by one month's written notice to the Client and with the agreement of the Client, review and vary the Fees payable.

5.3
Interest is payable on the balance of any overdue invoice at an annual rate equal to 3% plus the base rate from time to time of The Royal Bank of Scotland plc. Interest shall be calculated daily, on the outstanding balance, from 31 days following the date of the invoice until receipt by Computershare of the Client's payment in cleared funds.

5.4
Notwithstanding the right to charge interest under Clause 5.3, if the Client fails to pay the Fees within 30 days of the date of receipt of Computershare's invoice, Computershare may suspend provision of the Services until payment in full is received, in which case Computershare may without further reference to the Client notify CRESTCo, the United Kingdom Listing Authority and the London Stock Exchange (as applicable) of the suspension of Services.

5.5
Failure to make payment in accordance with Clause 5.1 constitutes a breach of contract and notwithstanding any rights which Computershare may have under Clauses 5.3 and 5.4, all other rights or remedies (either contractual or otherwise as may arise by common law or statute) of Computershare are reserved.

5.6
All sums quoted in this Agreement are exclusive of VAT.

5.6.1
when any sum constitutes consideration for a supply to the Client, the Client shall, in addition to such sum, pay to Computershare an amount equal to any VAT chargeable on the relevant supply against receipt of an appropriate value added tax invoice (and where the relevant supplier is not Computershare, Computershare shall account for VAT to the relevant supplier);

5.6.2
when any sum represents reimbursement for costs or expenses (including, without limitation, the expenses described in paragraph 6 of Schedule 3 of this Agreement), the Client shall pay to Computershare an amount equal to all value added tax incurred by the relevant party in respect of such costs or expenses to the extent that Computershare, acting reasonably, certifies that neither the relevant party nor any other member of any group of which the relevant party is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of such VAT. For the purposes of this clause 5.6.2 "relevant party" means Computershare in the case of costs or expenses incurred by Computershare and the Custodian in the case of costs or expenses incurred by the Custodian.

6.     VALIDITY OF DOCUMENTS

6.1
The Client acknowledges and agrees that Computershare shall not be required to verify the validity of any document or the execution of any document presented to it pursuant to this Agreement (whether by comparison of signatures or seals or by requiring certification or otherwise) and Computershare shall not be liable to the Client by reason of having accepted as valid any documents of any kind which are forged, not authentic or are untrue.

6.2
If a document reasonably appears on its face to be invalid, (illegible signatures not of themselves making a document invalid) or the circumstances of a particular case are such as would reasonably put Computershare on inquiry as to the possible validity of a signature or seal then Computershare shall take reasonable steps to investigate the validity of the document. Computershare shall not incur any liability to the Client for negligence or otherwise if, despite taking such reasonable steps, the document is accepted and subsequently is shown to be invalid unless Computershare has acted with negligence or wilful misconduct.

6.3
Computershare shall (unless otherwise agreed in writing at any time with the Client) take out insurance cover on a "claims made basis" (comprising cover in respect of claims discovered (and not necessarily arising) during the period of the insurance) in respect of forgery, fraud, theft and loss, relative to its duties as registrar.

7.     CREST

7.1
The Client acknowledges and agrees that Computershare has been admitted as a CREST Registrar and that accordingly it is obliged to comply with the CREST Requirements and that the CREST Service and the CREST Requirements may be changed from time to time by CRESTCo.

7.2
The Client agrees that, if at any time there is any conflict between the CREST Requirements to which Computershare is subject and the provisions of this Agreement, the CREST Requirements shall prevail. Computershare agrees to notify the Client immediately in writing if at any time it becomes aware of any such conflict.

7.3
Computershare shall be entitled, by serving prior written notice on the Client, to change this Agreement (including the description of the Services provided by Computershare) if it reasonably determines that any such change is reasonably necessary or desirable to reflect any change to the CREST Service or CREST Requirements or any law.

7.4
Computershare agrees that, in connection with its operation as a CREST Registrar, it will use the services of a network provider accredited by CRESTCo in order for it to be able to send and receive dematerialised instructions to and from the CREST Service. The Client acknowledges and agrees that Computershare shall be entitled without further enquiry to execute or otherwise act upon instructions or information or purported instructions or information received through the network provided by the network provider notwithstanding that it may afterwards be discovered that any such instruction or information or purported instruction or information:

7.4.1
was not genuine or was not correct;

7.4.2
was not sent with the authority of any person on whose behalf it was expressed to have been sent;

7.4.3
was not initiated by the relevant person entitled to give it; or

7.4.4
was in any other way not given in compliance with the requirements of the CREST Service;

  and the Client acknowledges and agrees that Computershare will not be required to take any further steps to verify the validity of any dematerialised instruction received by it through the network facilities provided by the network provider and shall not be responsible to the Client for any Loss suffered or incurred by the Client as a result of any act or omission or failure of any kind on the part of the network provider used by Computershare.

7.5
Computershare shall not incur any liability to the Client for any Loss suffered or incurred by the Client as a result of the operation, failure, interruption or suspension of or changes to all or any part of the CREST Service by CRESTCo or as a result of any timetable changes in connection with the provision of the CREST Service by CRESTCo. Computershare shall further not be liable to the Client for any Loss suffered or incurred by the Client as a result of any acts or omissions of Computershare that Computershare reasonably considers are required in order for it to comply with the CREST Requirements.

8.     RETENTION OF DOCUMENTS

8.1
The Client authorises Computershare to hold and destroy records and documents relating to the Depositary Interest Register in accordance with the policies set out in the Schedule 3.

8.2
Subject to the agreement of any additional fees payable, if Computershare holds documents relating to any present or future subsidiary of the Client (including without limitation those arising from the compulsory acquisition of shares under any Applicable Laws) those documents shall for the purpose of this Agreement be deemed to belong to the Client and the Client shall arrange for any such subsidiary to authorise Computershare and the Client to act accordingly.

8.3
The Client acknowledges and agrees that documents shall be considered to be retained by Computershare if copies are available in electronic form or on microfiche. Subject to an electronic copy of the document being available, Computershare shall be under no obligation to retain documents in paper form.

9.     DATA PROTECTION

9.1
Each party shall comply with the provisions of the Data Protection Act 1998 ("DPA") in relation to its processing of any personal data ("the Data") pursuant to the provisions of this Agreement and the Client shall further obtain all necessary consents from data subjects to the processing by Computershare of Data relating to such data subjects. Any associated costs or expenses that arise pursuant to this Clause 9.1 shall be paid by the Client.

9.2
If a party fails to comply with the DPA it shall indemnify and keep indemnified the other party on demand against any loss it may suffer as a result of any breach of the provisions of Clause 9.1, such indemnity to include (but not be limited to) any fine which may be levied under the DPA.

9.3
Upon receipt of updating material from the Client in respect of the Data, Computershare shall promptly modify the Data in accordance with the updating material.

9.4
Computershare shall promptly comply with a written request from the Client for information to enable it to respond to a subject access request under the DPA.

9.5
In the event that any Data to be transferred by Computershare to the Client requires Computershare to transfer such Data to a country which does not afford equivalent protection to any data subject to that provided by the DPA the parties shall enter into the standard contractual clauses for the transfer of personal data to third countries (as reproduced at Schedule 6) or any replacement standard contractual clauses which ensure adequate safeguards for the transfer of data to third countries, as may agreed between the parties from time to time.

10.   CONFIDENTIALITY

10.1
Both Parties confirm and agree that all Confidential Information obtained whether in preparation for entering into this Agreement or otherwise in the course of performance of their respective obligations under its terms, will be treated by them as secret and confidential and will not be disclosed by them to a third party except:

  10.1.1
  to employees, agents and sub-contractors instructed by either party in connection with the proper performance of its obligations under the terms of this Agreement and who require such information for the performance of their duties; or

  10.1.2
  to its professional advisers (including for the avoidance of doubt its auditors); or

  10.1.3
  as may be required by law or by a competent regulatory or government authority; or

  10.1.4
  with the prior written consent of the other party; or

  10.1.5
  insofar as the information shall have entered the public domain, other than as a result of a breach of this Agreement by the disclosing party; or

  10.1.6
  to CRESTCo or to such other person as CRESTCo may direct or as may otherwise be required by the CREST Requirements or by any other Operator (as defined by the CREST Regulations).

11.   INTELLECTUAL PROPERTY RIGHTS

11.1
Subject to Clause 11.2, Computershare shall retain ownership of all Intellectual Property Rights in and relating to all methods, formulae, techniques, processes, systems, materials, programs and documentation devised, designed or prepared by or on behalf of Computershare for the purpose of or in connection with its provision of Services and all other Intellectual Property Rights created by or on behalf of Computershare in connection with this Agreement.

11.2
The Client shall retain copyright in all data, documentation and other materials provided by it to Computershare in connection with this Agreement.

11.3
Each party hereby grants, during the Term only, to the other party a non-exclusive, royalty free licence (or sub-licence if appropriate) of, and shall make available to the other party, all Intellectual Property Rights which are:-

11.3.1
owned by such party; and

11.3.2
subject to Clause 11.4 licensed to and/or used by such party,

  to the extent that such Intellectual Property Rights are required by the other party for the purposes of performing its obligations under this Agreement.

11.4
To the extent that the consent of any third party is required in connection with the grant of any licence or sub-licence of Intellectual Property licensed to or used by the relevant party, that party shall use its reasonable endeavours to obtain such consent as soon as reasonably possible. Computershare agrees to defend, indemnify and hold the Client and its affiliates harmless from any actions brought or threatened against the Client based on allegations that the Client's use of Computershare Intellectual Property Rights infringes any Intellectual Property Rights of a third party.

12.   WEB-SITE SERVICE

12.1
The Client shall provide Computershare with details of the individuals authorised to access the Depositary Interest Register held on Computershare's systems (the "authorised individuals"). Computershare will issue the authorised individuals with a security identification number and a password (the "Security Details") to permit them to gain view-only access to the Depositary Interest Register, accessed via a secure link from Computershare's web-site at www.computershare.com. (the "Issuer Online Service").

12.2
The Client shall procure that the authorised individuals:

12.2.1
keep the Security Details secure and do not disclose them to anyone who is not an authorised individual;

12.2.2
only access or attempt to access the Web-Site Service during the term of this Agreement and acting in their professional capacity in good faith in the performance of their duties.

12.3
Computershare has taken all reasonable care to ensure the accuracy of all factual information on the Issuer Online Service. Nonetheless the Client acknowledges that such information is subject to change.

12.4
The identification or use of any third party products, services or web-sites is not an endorsement of such products, services or web-sites. Computershare accepts no responsibility or liability of any kind in respect of any materials on any web-site, which is not under its direct control.

12.5
Computershare will use its best endeavours to ensure that the Web-Site Service remains accessible during normal business hours in the United Kingdom but accepts no liability for any loss or damage suffered as a result of the non-availability of the Web-Site Service however this arises, including communications failure, breakdown or other malfunction. The Client acknowledges that Computershare may vary the mode of operation of, or the facilities of the Web-Site Service without reference to the Client.

12.6
Computershare will use its best endeavours to ensure that the Issuer Online Service is secure, but accepts no liability for any loss or damage suffered by any party as a result of any lack of security however this arises.

13.   LIABILITY AND INDEMNITY

13.1
Computershare shall not be responsible for any Loss in respect of any matter relating to any document issued by or on behalf of the Client prior to the Commencement Date. Computershare may rely on all documents of title relating to the securities of the Client issued prior to the Commencement Date.

13.2
Nothing in this Agreement shall be construed as excluding the liability of one party to the other for:

13.2.1
death or personal injury to the extent that it results from its negligence;

13.2.2
any breach of any obligations implied by section 12 of the Sale of Goods Act 1979 and section 2 of the Supply of Goods and Services Act 1982; or

13.2.3
for fraud;

  save to the extent it is lawful to do so with regard to Section 13.2.1 and Section 13.2.3.

13.3
Subject to Clause 13.5, the Client shall indemnify and keep indemnified Computershare on demand from and against all Loss whatsoever or howsoever arising, suffered or incurred (whether directly or indirectly) by Computershare, as a result of, or in connection with, the performance by Computershare of its obligations under this Agreement. For the avoidance of doubt, this Loss includes any Loss arising (whether directly or indirectly) as a result of or in connection with Computershare acting on any forged, fabricated or other inaccurate, invalid or unauthorised documents or instructions (including dematerialised instructions and instructions given (or purportedly given) by or on behalf of the Client) received by it in connection with the performance of Computershare's obligations under this Agreement.

13.4
Subject to Clauses 13.5 to 13.7, Computershare agrees to indemnify and keep indemnified the Client and its officers and employees from and against any loss (excluding any indirect, consequential or special loss) which any of them may incur in any way as a result of or in connection with the fraud, negligence or wilful default of Computershare (or its officers, employees, agents or sub-contractors).

13.5
Neither party shall be liable to indemnify the other party to the extent that any Loss arises as a result of the fraud, negligence, wilful default of the other party (or its officers, employees, agents and sub-contractors), or as a result of a breach by the other party of a term of this Agreement.

13.6
The aggregate liability of Computershare to the Client over any 12 month period, whether such liability arises under any express or implied term of this Agreement, in tort, for misrepresentation, for breach of contract, a contribution or any other duty imposed by law or in any other way (other than liability for fraud) shall in no circumstances whatsoever exceed [    ].

13.7
Computershare shall on no account be liable to the Client in respect of any claim unless written notice of the claim has been given to Computershare by or on behalf of the Client (as the case may be) on or before the date which is twelve months after the date on which the Client became aware of the specific act, fact, circumstance or event which gave rise to the claim, or if earlier, the date on which it ought reasonably (having regard to all the circumstances) to have become so aware.

13.8
If, in a case where the Client is due to pay an amount to Computershare under any indemnity in this Agreement in respect of any Loss, Computershare is unable to obtain a deduction for tax purposes for the amount of the Loss but is liable to tax on the amount due from the Client, the amount so due shall be increased to such sum as after payment of tax will leave Computershare with the amount originally payable under the relevant provision of this Agreement. If, at any time after the Client makes any increased payment as a consequence of the application of this clause 13.8, Computershare receives or is granted a credit against, refund of or relief from any tax payable by it which it would not otherwise have received or been granted, Computershare shall promptly reimburse to the Client such amount as, acting reasonably, Computershare determines will leave it in no worse a position that it would have been in had the circumstances giving rise to the increased payment not in fact arisen.

13.9
If any action or claim is brought against Computershare in respect of which Computershare seeks an indemnity from the Client under the provisions of this Agreement, Computershare shall, as soon as reasonably practicable, notify the Client in writing of such action or claim and the Client shall be entitled to assume the defence of such action or claim and if the Client assumes the defence of such action or claim, Computershare shall provide the Client with all such information and assistance as it may reasonably request. All reasonable and documented costs, charges, fees and expenses in respect of such action or claim (whether or not the Client assumes control of the defence) shall be borne by the Client and, to the extent incurred by Computershare, shall be reimbursed by the Client to Computershare on demand.

14.   TERMINATION

14.1
Notwithstanding the provisions of Clause 2.3, this Agreement may be terminated by either party by notice in writing if the party other than the party seeking to give notice:

14.1.1
shall be in persistent or material breach of any term of this Agreement and shall not have remedied such breach (if capable of being remedied) within 21 days of receiving notice of such breach and a request for such remedy;

14.1.2
goes into insolvency or liquidation (not being a members' voluntary winding up) or administration or a receiver is appointed over any part of its undertaking or assets provided that any arrangement, appointment or order in relation to such insolvency or liquidation, administration or receivership is not stayed, revoked, withdrawn or rescinded (as the case may be), within the period of 30 days, immediately following the first day of such insolvency or liquidation; or

14.1.3
shall cease to have the appropriate authorisations, which permit it lawfully to perform its obligations envisaged by this Agreement at any time.

14.2
Any termination of this Agreement pursuant to this Clause shall be without prejudice to any other rights or remedies a party may be entitled to under this Agreement or at law and shall not affect any accrued rights or liabilities of any of the Parties nor the coming into or continuance in force of any provision which is expressly or by implication intended to come into or continue in force on or after such termination.

14.3
The provisions of Clauses 4.2, 5.3, 10, 10.1, 15 and 29 shall survive any termination of this Agreement.

15.   CONSEQUENCES OF TERMINATION

15.1
Upon the termination of this Agreement whether pursuant to the giving of notice under Clause 2 or pursuant to Clause 14:

15.1.1
each party undertakes to complete any transaction already initiated at the effective date of termination;

15.1.2
the Parties each agree to take all reasonable steps to ensure that the phasing out of the arrangements envisaged by this Agreement is implemented in an efficient manner and without adverse effect on the members of the Client or on the business or reputation of the Parties;

15.1.3
if, any amount is payable by the Client to Computershare, the Client shall pay such amount in accordance with the terms of this Agreement; and

15.1.4
Computershare shall, at the Client's cost, deliver to the Client (or as it may direct) all documents, papers and other records relating to the Depositary Interest Register in its possession which are the property of the Client.

15.2
Should this Agreement be terminated for any reason, other than arising from Computershare's fraud, negligence, wilful default or material breach of a term of this Agreement, the Client shall within 30 days of termination pay to Computershare, Computershare's reasonable costs and expenses of transferring the Depositary Interest Register to its new registrar.

16.   AGREEMENT NOT EXCLUSIVE

16.1
Computershare may act as registrar for any other party on such terms as it sees fit and shall not be under any duty to disclose to the Client any matter of which it may become aware in the performance of such duties or of which it may become aware in any capacity other than in providing the Services under this Agreement.

16.2
Nothing in this Agreement shall prevent Computershare (or any associated Company) from acquiring, holding or dealing with any shares issued by the Client for its own account or that of any other person.

17.   USE OF AGENTS

17.1
In providing the Services, Computershare will be entitled to employ agents for the purposes of carrying out certain matters of a specialist nature which Computershare may consider appropriate (including, without limitation, printing, personalisation, mailing, storage and the entry and processing of data on computers).

17.2
Computershare may appoint the Custodian for the purpose of providing the Custody Services.

18.   NOTICES

        Any notice to be served under this Agreement shall be in writing and may be served by sending it to the relevant party at its address or fax number as last notified to the party giving the notice, and any notice so served shall be deemed to have been served, if sent by first class post, upon the expiry of 48 hours after posting and, if sent by fax, on the date on which it is transmitted.

19.   FORCE MAJEURE

19.1
Subject to Clause 19.2, neither party shall be responsible for delays or failure to perform any of its obligations under the terms of this Agreement resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, strikes, lockout, riots, acts of war, epidemics, governmental regulations superimposed after the fact, communication line failures, power failure, earthquakes or other disasters, or any failure or breakdown of any system, computer or otherwise (a "Force Majeure Event").

19.2
If a party is affected by a Force Majeure Event, it shall promptly notify the other party of the nature and extent of the circumstances in question and shall use reasonable endeavours to mitigate and/or eliminate the consequences of such Force Majeure Event (to the extent it can do so without incurring significant costs) and inform the other party of the steps which it is taking and proposes to take to do so.

20.   ASSIGNMENT

        Neither party may assign this Agreement or any rights, benefits or obligations under the terms of this Agreement without the prior written consent of the other party.

21.   NO PARTNERSHIP

        Nothing contained in this Agreement shall constitute or be deemed to constitute a partnership and neither party shall be, or be construed to be, the agent of the other party for any purpose or to have any authority to bind or incur any liability on behalf of any of the other party, save as otherwise expressly provided in this Agreement.

22.   NO WAIVER

        The waiver by either party of a breach or default of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any party to avail itself of any right, power or privilege that it has or may have under this Agreement operate as a waiver of any breach or default by any other party.

23.   INVALIDITY AND SEVERABILITY

        If any provision of this Agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability and shall not prejudice or affect the remainder of such provision or any other provision of this Agreement.

24.   VARIATION

        Other than as set forth in clause 7.3 of this Agreement, no variation to, or modification, amendment or abrogation of this Agreement shall be of any effect unless it is in writing and signed by each of the Parties hereto.

25.   ENTIRE AGREEMENT

        This Agreement constitutes the whole and only agreement between the Parties relating to the Services and save to the extent repeated in this Agreement, and the other agreements and documents referred to in this Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever and all other terms, conditions, indemnities and warranties, whether express or implied, statutory or otherwise, and all representations (save in respect of fraudulent misrepresentations) whether made orally or in writing are excluded

26.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

        No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

27.   COMPLAINTS

        Specific complaints or queries will be dealt with by Computershare in accordance with instructions from time to time given by the Client. Any complaints or queries which, after being reasonably dealt with by Computershare, are still not resolved and which the person making the complaint or raising the query insists on pursuing further shall be referred by Computershare to the Client by written notice to the Company Secretary (with a copy to the then Head of Legal (or equivalent person)) of the Client whose decision in relation thereto shall be final. Computershare shall keep a written record of all such decisions as are communicated to it by the Client to which it shall have regard before subsequently referring any other complaints or queries to the Client.

28.   AUTHORITY

        The Client hereby acknowledges and agrees that, for the purposes of the performance of its obligations under this Agreement, Computershare shall be entitled to accept and rely upon, and the Client shall be bound by, any written instructions given by any person whom Computershare reasonably believes is acting on behalf of or is otherwise authorised by, the Client and by any instructions delivered electronically (including but not limited to e-mail) which it is reasonable for Computershare to believe has come from such a person. This clause shall not be construed as requiring Computershare to take any action on an oral instruction, which it determines (in its absolute discretion) should be given in writing.

29.   GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the Parties hereby submit to the exclusive jurisdiction of the English courts.

30.   COUNTERPARTS

        This Agreement may be executed by the Parties on separate counterparts; each of which shall constitute an original, but both counterparts shall together constitute one and the same instrument.

SCHEDULE 1

THE DEPOSITARY SERVICES

        Subject to the provisions of the Deed, the Depositary Services to be provided by Computershare as Depositary for the Depositary Interests shall include:-

1.
maintaining in the United Kingdom the Depositary Interest Register;

2.
the issue to a CREST member of Depositary Interests in uncertificated form;

3.
receiving authenticated instructions including a CREST Transfer, CREST Demat Form or CREST Stock Deposit Transaction on behalf of CREST members or the Custodian relating to transactions in Depositary Interests or the Deposited Property (as the case may be);

4.
the issue and processing of CREST Registrar's adjustment transactions relating to the Depositary Interests Register;

5.
the cancellation of Depositary Interests;

6.
maintenance in respect of holders of Depositary Interests of a securities account showing the number of Depositary Interests attributable to that holder;

7.
maintenance in respect of holders of Depositary Interests of a cash account showing the cash amounts (if any) attributable to a holder of Deposited Samsonite Corporation Securities;

8.
registering transfers and routine dealings with probate, powers of attorney, changes of address and similar documents;

9.
making mailing addresses of holders of either Deposited Samsonite Corporation Securities or Depositary Interests available to the Custodian for dispatch of the Annual Report and Accounts and Interim Reports and other such notices or circulars as the Client wishes the Custodian to transmit to such holders;

10.
dealing (to the extent that Computershare considers itself competent) with routine correspondence with holders of Depositary Interests, CREST members, the United Kingdom Listing Authority, the London Stock Exchange Plc and CRESTCo;

11.
receiving and registering dividend payment instructions issued by holders of Depositary Interests and receiving from holders of Depositary Interests their election to receive dividend or distribution payments in US Dollars instead of Pounds Sterling;

12.
notifying the Client upon receipt by Computershare of certain categories of transfers in respect of the Depositary Interests Register previously specified and agreed in writing between the Client and Computershare;

13.
collecting from beneficial holders of Depositary Interests, and transmitting to the Client together with Internal Revenue Service Form W-8IMY (or successor form), Internal Revenue Service Forms W-8 or W-9 (or successor forms), as applicable, and all other documentation and information required to be transmitted to the Client by a nonqualified intermediary pursuant to Internal Revenue Service Form W-8IMY (or successor form);

14.
such other services as may be described or provided for in the Deed.

SCHEDULE 2

THE CUSTODY SERVICES

        The Custody Services to be provided by the Custodian as custodian for Deposited Samsonite Corporation Securities shall include:-

1.
the holding of Deposited Property as may be designated from time to time by the Depositary;

2.
the execution of properly authenticated instructions received from CREST members in relation to the Deposited Property held on their behalf.

SCHEDULE 3

THE FEES

1.
The Fee payable by the Client in respect of-

1.1
the Depositary Services (excluding any deposit or cancellation of Depositary interests and the processing of CREST Registrar adjustment transactions);

1.2
the Custody Services; and

1.3
the other services described in this Agreement, shall be

  a annual fee of [    •    ], payable in [monthly] instalments commencing in the month in which the Deed is executed.

2.
The Fee payable by the Client in respect of-

2.1
the deposit or cancellation of Depositary Interests and the processing of CREST Registrar adjustment transactions; and

2.2
the transfer of Depositary interests,

  shall be a fee of £ [    •    ] per deposit, transfer or cancellation, payable monthly commencing in the month in which the Commencement Date falls.

3.
In respect of the compilation of the initial Depositary Interests Register on the Commencement Date and the provision of draft documentation in respect of the Deed and this Agreement, an amount of [    •    ], payable in the month in which the Commencement Date falls save that if the Commencement Date is cancelled or delayed beyond [    •    ] the Client will pay Computershare's reasonable costs incurred to date.

4.
The Fees shall be calculated on the basis of the number of holdings, which have appeared on the Depositary Interests Register at any time during each month. Holdings which are reduced to nil during any month will be charged for in that month (but not in subsequent months).

5.
For the purpose of calculating the Fees:

5.1
joint holdings of any Deposited Samsonite Corporation Security or Depositary Interest shall be treated as one holding;

5.2
a holding of more than one class of share or series of Depositary Interest shall be counted separately in respect of each class or series held; and

5.3
a holding having different account designations shall be treated as a separate holding in respect of each such account designation.

6.
The Client shall in addition reimburse Computershare within 30 days of Computershare's invoice for all network charges, CREST charges, money transmission and banking charges and other out-of-pocket expenses incurred by it in connection with the provision of the Services under this Agreement. Such out-of-pocket expenses shall include (but not by way of limitation) stationery, printing, travel, telephones, postage, storage and legal expenses.

SCHEDULE 4

RETENTION OF DOCUMENTATION

        The following retention periods apply for the respective types of records and documents relating to the supply by Computershare of the Registry Services. All retention periods should be read as subject to an overriding obligation to deliver the documents to the Client (in such form as Computershare shall provide) at the end of the Term.

DEPOSITARY INTERESTS AND RELATED REGISTERS

Transfers and deposits	6 years
Cancelled certificates (dead cover)	1 year
Changes of address	3 years
Dividend Authorities/Mandates	3 years
Indemnities	During the Term
Grants of representation	During the Term
Court Orders	During the Term
Renounceable Certificates/	6 years
Allotment Letters	1 year
a) Registrations and original renunciations
b) Exchanged for Certificates
Forms of Acceptance/Transfer Excess Forms	6 years
Paid Cheques (Sale of Rights, Redemption Cheques, Fractions, etc)	6 years
Routine Correspondence	3 years

        All other records and documentation will be retained and disposed of in accordance with Computershare's normal practice (based on the standard issued from time to time by the Institute of Chartered Secretaries and Administrators) unless otherwise agreed.

        Should the Client require any documents or classes of documents to be retained for periods longer than those set out above, additional fees will be payable.

SCHEDULE 6

STANDARD CONTRACTUAL CLAUSES CONCERNING EXPORT OF DATA

BETWEEN:

(1)
Computershare Investor Services PLC a company registered in England & Wales under company number 3498808 and whose registered office is at The Pavilions, Bridgwater Road, Bristol BS13 8AE ("the Data Exporter");

AND

(3)
Samsonite Corporation, a company incorporated in the State of Delaware under the Delaware General Corporation Law and whose registered office is at c/o Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808, United States (the "Client").

RECITAL

  (G)
  THE PARTIES HAVE AGREED on the following contractual clauses ("the Standard Data Clauses") in order to adduce adequate safeguards with respect to the protection of privacy and fundamental rights and freedoms of individuals for the transfer by the Data Exporter to the Data Importer of the personal data specified in Annex B.

DEFINITIONS

        For the purposes of the clauses:

  (a)
  "personal data", "special categories of data/sensitive data", "process/processing", "controller", "processor", "data subject", and "supervisory authority/authority" shall have the same meaning as in Directive 95/46/EC of 24 October 1995 (whereby the "authority" shall mean the competent data protection authority in the territory in which the data exporter is established);

  (b)
  "the data exporter" shall mean the controller who transfers the personal data;

  (c)
  "the data importer" shall mean the controller who agrees to receive from the data exporter personal data for further processing in accordance with the terms of these clauses and who is not subject to a third country's system ensuring adequate protection; and

  (d)
  "clauses" shall mean these contractual clauses, which are a free-standing document that does not incorporate commercial business terms established by the parties under separate commercial arrangements.

        The details of the transfer (as well as the personal data covered) are specified in Annex B, which forms an integral part of the clauses.

1.     OBLIGATIONS OF THE DATA EXPORTER

        The data exporter warrants and undertakes that:

1.1
The personal data have been collected, processed and transferred in accordance with the laws applicable to the data exporter.

1.2
It has used reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses.

1.3
It will provide the data importer, when so requested, with copies of relevant data protection laws or references to them (where relevant, and not including legal advice) of the country in which the data exporter is established.

1.4
It will respond to enquiries from data subjects and the authority concerning processing of the personal data by the data importer, unless the parties have agreed that the data importer will so respond, in which case the data exporter will still respond to the extent reasonably possible and with the information reasonably available to it if the data importer is unwilling or unable to respond. Responses will be made within a reasonable time.

1.5
It will make available, upon request, a copy of the clauses to data subjects who are third party beneficiaries under clause 3, unless the clauses contain confidential information, in which case it may remove such information. Where information is removed, the data exporter shall inform data subjects in writing of the reason for removal and of their right to draw the removal to the attention of the authority. However, the data exporter shall abide by a decision of the authority regarding access to the full text of the clauses by data subjects, as long as data subjects have agreed to respect the confidentiality of the confidential information removed. The data exporter shall also provide a copy of the clauses to the authority where required.

2.     OBLIGATIONS OF THE DATA IMPORTER

        The data importer warrants and undertakes that:

2.1
It will have in place appropriate technical and organisational measures to protect the personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, and which provide a level of security appropriate to the risk represented by the processing and the nature of the data to be protected.

2.2
It will have in place procedures so that any third party it authorises to have access to the personal data, including processors, will respect and maintain the confidentiality and security of the personal data. Any person acting under the authority of the data importer, including a data processor, shall be obligated to process the personal data only on instructions from the data importer. This provision does not apply to persons authorised or required by law or regulation to have access to the personal data.

2.3
It has no reason to believe, at the time of entering into these clauses, in the existence of any local laws that would have a substantial adverse effect on the guarantees provided for under these clauses, and it will inform the data exporter (which will pass such notification on to the authority where required) if it becomes aware of any such laws.

2.4
It will process the personal data for purposes described in Annex B, and has the legal authority to give the warranties and fulfil the undertakings set out in these clauses.

2.5
It will identify to the data exporter a contact point within its organisation authorised to respond to enquiries concerning processing of the personal data, and will cooperate in good faith with the data exporter, the data subject and the authority concerning all such enquiries within a reasonable time. In case of legal dissolution of the data exporter, or if the parties have so agreed, the data importer will assume responsibility for compliance with the provisions of clause 1.5.

2.6
At the request of the data exporter, it will provide the data exporter with evidence of financial resources sufficient to fulfil its responsibilities under clause III (which may include insurance coverage).

2.7
Upon reasonable request of the data exporter, it will submit its data processing facilities, data files and documentation needed for processing to reviewing, auditing and/or certifying by the data exporter (or any independent or impartial inspection agents or auditors, selected by the data exporter and not reasonably objected to by the data importer) to ascertain compliance with the warranties and undertakings in these clauses, with reasonable notice and during regular business hours. The request will be subject to any necessary consent or approval from a regulatory or supervisory authority within the country of the data importer, which consent or approval the data importer will attempt to obtain in a timely fashion.

2.8
It will process the personal data, at its option, in accordance with:

2.8.1.
the data protection laws of the country in which the data exporter is established; or

2.8.2.
the relevant provisions of any Commission decision pursuant to Article 25(6) of Directive 95/46/EC, where the data importer complies with the relevant provisions of such an authorisation or decision and is based in a country to which such an authorisation or decision pertains, but is not covered by such authorisation or decision for the purposes of the transfer(s) of the personal data; or

2.8.3.
the data processing principles set forth in Annex A.

Data importer to indicate which option it selects:
Initials of data importer:
2.9
It will not disclose or transfer the personal data to a third party controller located outside the European Economic Area (EEA) unless it notifies the data exporter about the transfer and

2.9.1.
the third party data controller processes the personal data in accordance with a Commission decision finding that a third country provides adequate protection; or

2.9.2.
the third party data controller becomes a signatory to these clauses or another data transfer agreement approved by a competent authority in the EU; or

2.9.3.
data subjects have been given the opportunity to object, after having been informed of the purposes of the transfer, the categories of recipients and the fact that the countries to which data is exported may have different data protection standards; or

2.9.4.
with regard to onward transfers of sensitive data, data subjects have given their unambiguous consent to the onward transfer.

3.     LIABILITY AND THIRD PARTY RIGHTS

3.1
Each party shall be liable to the other parties for damages it causes by any breach of these clauses. Liability as between the parties is limited to actual damage suffered. Punitive damages (i.e. damages intended to punish a party for its outrageous conduct) are specifically excluded. Each party shall be liable to data subjects for damages it causes by any breach of third party rights under these clauses. This does not affect the liability of the data exporter under its data protection law.

3.2
The parties agree that a data subject shall have the right to enforce as a third party beneficiary this clause and clauses 1.2, 1.4, 1.5, 2.1, 2.3, 2.4, 2.5, 2.8, 2.9, 3.1,5, 6.4 and 7 against the data importer or the data exporter, for their respective breach of their contractual obligations with regard to his personal data, and accept jurisdiction for this purpose in the data exporter's country of establishment. In cases involving allegations of breach by that data importer, the data subject must first request the data exporter to take appropriate action to enforce his rights against the data importer; if the data exporter does not take such action within a reasonable period (which under normal circumstances would be one month), the data subject may then enforce his rights against the data importer directly. A data subject is entitled to proceed directly against a data exporter that has failed to use reasonable efforts to determine that the data importer is able to satisfy its legal obligations under these clauses (the data exporter shall have the burden to prove that it took reasonable efforts).

4.     LAW APPLICABLE TO THE CLAUSES

        These clauses shall be governed by the laws of England and Wales, with the exception of the laws and regulations relating to processing of the personal data by the data importer under clause 2.8, which shall apply only if so selected by the data importer under that clause.

5.     RESOLUTION OF DISPUTES WITH DATA SUBJECTS OR THE AUTHORITY

5.1
In the event of a dispute or claim brought by a data subject or the authority concerning the processing of the personal data against either or both of the parties, the parties will inform each other about any such disputes or claims, and will cooperate with a view to settling them amicably in a timely fashion.

5.2
The parties agree to respond to any generally available non-binding mediation procedure initiated by a data subject or by the authority. If they do participate in the proceedings, the parties may elect to do so remotely (such as by telephone or other electronic means). The parties also agree to consider participating in any other arbitration, mediation or other dispute resolution proceedings developed for data protection disputes.

5.3
Each party shall abide by a decision of a competent court of the data exporter's country of establishment or of the authority which is final and against which no further appeal is possible.

6.     TERMINATION

6.1
In the event that the data importer is in breach of its obligations under these clauses, then the data exporter may temporarily suspend the transfer of personal data to the data importer until the breach is repaired or the contract is terminated.

6.2
In the event that:

6.2.1.
the transfer of personal data to the data importer has been temporarily suspended by the data exporter for longer than one month pursuant to paragraph 6.1;

6.2.2.
compliance by the data importer with these clauses would put it in breach of its legal or regulatory obligations in the country of import;

6.2.3.
the data importer is in substantial or persistent breach of any warranties or undertakings given by it under these clauses;

6.2.4.
a final decision against which no further appeal is possible of a competent court of the data exporter's country of establishment or of the authority rules that there has been a breach of the clauses by the data importer or the data exporter; or

6.2.5.
a petition is presented for the administration or winding up of the data importer, whether in its personal or business capacity, which petition is not dismissed within the applicable period for such dismissal under applicable law; a winding up order is made; a receiver is appointed over any of its assets; a trustee in bankruptcy is appointed, if the data importer is an individual; a company voluntary arrangement is commenced by it; or any equivalent event in any jurisdiction occurs then the data exporter, without prejudice to any other rights which it may have against the data importer, shall be entitled to terminate these clauses, in which case the authority shall be informed where required. In cases covered by 6.2.1, 6.2.3, or 6.2.4 above the data importer may also terminate these clauses.

6.3
Either party may terminate these clauses if (i) any Commission positive adequacy decision under Article 25(6) of Directive 95/46/EC (or any superseding text) is issued in relation to the country (or a sector thereof) to which the data is transferred and processed by the data importer, or (ii) Directive 95/46/EC (or any superseding text) becomes directly applicable in such country.

6.4
The parties agree that the termination of these clauses at any time, in any circumstances and for whatever reason (except for termination under clause 6.3) does not exempt them from the obligations and/or conditions under the clauses as regards the processing of the personal data transferred.

7.     VARIATION OF THESE CLAUSES

        The parties may not modify these clauses except to update any information in Annex B, in which case they will inform the authority where required. This does not preclude the parties from adding additional commercial clauses where required.

8.     DESCRIPTION OF THE TRANSFER

        The details of the transfer and of the personal data are specified in Annex B. The parties agree that Annex B may contain confidential business information which they will not disclose to third parties, except as required by law or in response to a competent regulatory or government agency, or as required under clause 1.5. The parties may execute additional annexes to cover additional transfers, which will be submitted to the authority where required. Annex B may, in the alternative, be drafted to cover multiple transfers.

Dated

FOR DATA IMPORTER	FOR DATA IMPORTER

ANNEX A

Data Processing Principles

        This annex forms part of the Standard Contractual Clauses.

1.
Purpose limitation: Personal data may be processed and subsequently used or further communicated only for purposes described in Annex B or subsequently authorised by the data subject.

2.
Data quality and proportionality: Personal data must be accurate and, where necessary, kept up to date. The personal data must be adequate, relevant and not excessive in relation to the purposes for which they are transferred and further processed.

3.
Transparency: Data subjects must be provided with information necessary to ensure fair processing (such as information about the purposes of processing and about the transfer), unless such information has already been given by the data exporter.

4.
Security and confidentiality: Technical and organisational security measures must be taken by the data controller that are appropriate to the risks, such as against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, presented by the processing. Any person acting under the authority of the data controller, including a processor, must not process the data except on instructions from the data controller.

5.
Rights of access, rectification, deletion and objection: As provided in Article 12 of Directive 95/46/EC, data subjects must, whether directly or via a third party, be provided with the personal information about them that an organisation holds, except for requests which are manifestly abusive, based on unreasonable intervals or their number or repetitive or systematic nature, or for which access need not be granted under the law of the country of the data exporter. Provided that the authority has given its prior approval, access need also not be granted when doing so would be likely to seriously harm the interests of the data importer or other organisations dealing with the data importer and such interests are not overridden by the interests for fundamental rights and freedoms of the data subject. The sources of the personal data need not be identified when this is not possible by reasonable efforts, or where the rights of persons other than the individual would be violated. Data subjects must be able to have the personal information about them rectified, amended or deleted where it is inaccurate or processed against these principles. If there are compelling grounds to doubt the legitimacy of the request, the organisation may require further justifications before proceeding to rectification, amendment or deletion. Notification of any rectification, amendment or deletion to third parties to whom the data have been disclosed need not be made when this involves a disproportionate effort. A data subject must also be able to object to the processing of the personal data relating to him if there are compelling legitimate grounds relating to his particular situation. The burden of proof for any refusal rests on the data importer, and the data subject may always challenge a refusal before the authority.

6.
Sensitive data: The data importer shall take such additional measures (e.g. relating to security) as are necessary to protect such sensitive data in accordance with its obligations under clause 2.

7.
Data used for marketing purposes: Where data are processed for the purposes of direct marketing, effective procedures should exist allowing the data subject at any time to "opt-out" from having his data used for such purposes.

8.
Automated decisions: For purposes hereof "automated decision" shall mean a decision by the data exporter or the data importer which produces legal effects concerning a data subject or significantly affects a data subject and which is based solely on automated processing of personal data intended to evaluate certain personal aspects relating to him, such as his performance at work, creditworthiness, reliability, conduct, etc. The data importer shall not make any automated decisions concerning data subjects, except when:

(a)	(i)	such decisions are made by the data importer in entering into or performing a contract with the data subject; and
(ii)
the data subject is given an opportunity to discuss the results of a relevant automated decision with a representative of the parties making such decision or otherwise to make representations to those parties.

  or

  (b)
  where otherwise provided by the law of the data exporter.

ANNEX B

Description of the transfer

        This annex forms part of the Standard Contractual Clauses.

Data subjects

        The personal data transferred concern the holders of interests in the Deposited Property.

Purposes of the transfer(s)

        The transfer is made for the purpose of the data being inputted onto a depositary register in an electronic format.

Categories of data

        The personal data transferred can be categorized as names and addresses of the holders of interests in the Deposited Property, details relating to the level and value of such interests, and historical information relating to holders' interests.

Recipients

        The personal data transferred may be disclosed only to the following recipients or categories of recipients: Employees, agents and sub-contractors of the data exporter and the data importer.

Data protection registration information of data exporter (where applicable)

        Data protection registration number Z5325892

Additional useful information (storage limits and other relevant information)

Contact points for data protection enquires

Data importer	Data exporter

SCHEDULE 7

IN WITNESS WHEREOF this Agreement and the Schedules are executed as follows:

EXECUTED for and on behalf of

COMPUTERSHARE INVESTOR SERVICES PLC

Authorised Signatory

EXECUTED for and on behalf of SAMSONSITE CORPORATION

[Authorised Signatory]

QuickLinks

COMPUTERSHARE INVESTOR SERVICES PLC
Samsonite Corporation
AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES and CUSTODY SERVICES IN RESPECT OF SAMSONITE CORPORATION DEPOSITARY INTERESTS
Table of Contents
THE DEPOSITARY SERVICES
THE CUSTODY SERVICES
THE FEES
RETENTION OF DOCUMENTATION
DEPOSITARY INTERESTS AND RELATED REGISTERS
STANDARD CONTRACTUAL CLAUSES CONCERNING EXPORT OF DATA
Data Processing Principles
ANNEX B Description of the transfer